EX-10.1

SUBLEASE AGREEMENT

 THIS SUBLEASE AGREEMENT (this “Sublease”) is made this 1st day of February, 2012, by and between Webroot Inc. (formerly known as Webroot Software, Inc.), a Delaware corporation (the “Sublandlord”), and Avistar Communications Corporation, a Delaware corporation (the “Subtenant”).  Sublandlord and Subtenant are hereinafter sometimes collectively referred to as the “Parties.”

W I T N E S S E T H

 Sublandlord is party to that certain Lease Agreement, dated March 17, 2010 wherein Sublandlord, as tenant, has leased certain space as described below (the “Premises”) from Crossroads Associates, a California general partnership, and Clocktower Associates, a California general partnership (collectively, “Landlord”) in the building located at 1855 South Grant Street, San Mateo, California (the “Building”).  The document comprising the aforesaid Lease Agreement is attached hereto as Exhibit A and is referred to herein as the “Master Lease.”  Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the Master Lease.

 Landlord, Sublandlord and Subtenant are entering into a separate Consent to Sublease (the “Consent to Sublease”), whereby Landlord shall acknowledge its consent to the Sublease.  A copy of the Consent to Sublease is attached hereto as Exhibit B.

 NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree and covenant as follows:

1. TERM.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises, for the term (the “Sublease Term”) of this Sublease which shall commence on the later of: (i) May 1, 2012; or (ii) the date on which a fully-executed Consent to Sublease has been delivered to Sublandlord (the “Commencement Date”) and shall terminate on April 30, 2015.  Subtenant shall have no right to extend the Sublease Term or the term of the Master Lease and shall have no right to exercise any extension rights granted to Sublandlord, as Tenant, under the Master Lease.  It is Sublandlord’s intention to  relocate out of the Premises on or before February 15, 2012 (the “Early Access Date”), and Sublandlord agrees to allow Subtenant to enter the Premises on and after the Early Access Date and prior to the Commencement Date under all of the terms of the Master Lease, with the exception of paying rent, for the purposes of installing voice and data connections and preparing the Premises for occupancy.

2. PREMISES.  The Premises consists of approximately 13,384 rentable square feet located on the 4th floor of the Building.  Subtenant shall have no right to expand the size of the Premises by exercise of any expansion options or rights of first refusal or rights of first offer contained in the Master Lease.  Subtenant accepts the Premises and the Building containing the Premises in their as-is, where-is condition, and accepts that the Premises were in good condition at the time possession was taken, provided, however, that the foregoing is not intended to limit Landlord’s repair and maintenance obligations under the Master Lease, if any exist.  Further, Subtenant hereby agrees that if Landlord requires the removal of any alterations or improvements made to the Premises by Subtenant in accordance with the provisions of the Master Lease, Subtenant shall remove the same and restore the Premises.

3. ACCESS TO PREMISES.  Subject to the terms and conditions of the Master Lease, Subtenant shall have access to the Premises 24 hours per day, 7 days per week.

4. RENT.  Subject to Paragraph 5 below, this Sublease shall be considered a Full Service lease.  Upon execution of this Sublease, Subtenant shall pay the sum of $32,121.60 to Sublandlord as payment for the first full month of rent owed by Subtenant to Sublandlord.  Subtenant shall pay to Sublandlord (i) $0.00 per rentable square foot during the first two months of the Sublease Term, (ii) $2.40 per rentable per square foot during the third through twelfth month of the Sublease Term, (iii) $2.50 per rentable square foot during the thirteenth through twenty fourth month of the Sublease Term and (iv) $2.60 per rentable square foot during the twenty fifth through thirty sixth month of the Sublease Term (the “Fixed Rent”) in monthly payments paid on the first day of each month during the Sublease Term.  All Fixed Rent, additional rent and all other amounts payable by Subtenant under this Sublease (collectively, “Rent”), shall constitute and be collectible as rent under this Sublease, and shall be payable to Sublandlord at its address as set forth herein, unless Sublandlord shall otherwise so direct in writing.

5. ADDITIONAL RENT.

For purposes of this Paragraph 5, the following terms shall have the meanings set forth below: (i) “Base Operating Costs” shall mean Operating Costs payable by Sublandlord for the Premises during the Base Year; (ii) “Base Year” shall mean the calendar year 2012; (iii) “Operating Costs” shall mean the categories of “Additional Rent” (as said term is described in the Master Lease) as described in Paragraph 4D of the Master Lease; and (iv) “Subtenant’s Percentage Share” shall mean 28.77% (calcaulated as 13,384 / 46,519 = .2877).

 (a)           Subtenant’s Additional Rent Obligations.  In addition to the Fixed Rent payable pursuant to Paragraph 4 (Rent”) above, from and after the expiration of the Base Year, for each calendar year of the Term, Subtenant, as Additional Rent, shall pay Subtenant’s Percentage Share of the amount by which Operating Costs payable by Sublandlord for the then-current calendar year exceed Base Operating Costs.  Specifically, the Fixed Rent shall include all costs to operate and maintain the Complex and Premises, except that Subtenant shall be responsible for 28.77% of the Operating Costs over the Base Operating Costs. Sublandlord shall give Subtenant written notice of Sublandlord’s estimate of the amount of Additional Rent per month payable pursuant to this Paragraph 5 for each calendar year after the Base Year promptly following Sublandlord’s receipt of Landlord’s estimate of the Operating Costs payable under the Master Lease.  Thereafter, the Additional Rent payable hereunder shall be determined and adjusted in accordance with the procedures outlined below. Notwithstanding anything else to the contrary, no Additional Rent shall be payable by Subtenant for Base Operating Costs unless such Base Operating Costs exceed the Base Operating Costs of the Base Year

(b)           Procedure.  The determination and adjustment of Additional Rent contemplated above shall be made in accordance with the following procedures:

(1)           Upon receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time), together with a copy of the statement received from Landlord.  On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Fixed Rent; provided, that Subtenant will have thirty (30) days from the first (1st) notice from Sublandlord of the monthly installment payable hereunder in which to deliver such payment.

(2)            In the event Sublandlord’s notice is not given on or before December of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments of Additional Rent equal to the amounts payable hereunder during the calendar year just ended.  Upon receipt of any such post-December notice Subtenant shall (i) commencing as of the date that is thirty (30) days following such notice, and thereafter for the remainder of the calendar year, pay to Sublandlord monthly such new estimated payments of Additional Rent and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate of Additional Rent for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

(3)           Within thirty (30) days after the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made for the calendar year just ended, together with a copy of any corresponding statement received by Sublandlord from Landlord.  If on the basis of such statement Subtenant owes an amount that is less than the estimated payments of Additional Rent actually made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the term of this Sublease is about to expire, promptly refund such excess to Subtenant.  If on the basis of such statement Subtenant owes an amount that is more than the estimated payments of Additional Rent for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant.

6. SECURITY DEPOSIT.  Upon execution of this Sublease, Subtenant shall deposit the sum of $32,121.60 with Sublandlord as security for the full and faithful performance by Subtenant of the terms and conditions of this Sublease.  Sublandlord may, following the expiration of applicable cure or grace periods, apply all or any part of the security deposit required herein to cure any default of Subtenant under the terms and conditions of this Sublease or to compensate Sublandlord for any loss or damage of Sublandlord which Sublandlord may suffer by reason of Tenant’s default.  In the event of such application, Subtenant must deposit with Sublandlord an amount equal to the amount of the original security deposit minus the amount applied to cure Subtenant’s default immediately on notice from Sublandlord of the nature and amount of such application.  Sublandlord shall return the deposit to Subtenant, with any interest as may be required by law in the jurisdiction in which the Premises is located, minus any amounts deducted that have not been replaced by Subtenant within a reasonable time, not to exceed thirty (30) days, of the surrender of the Premises by Subtenant to Sublandlord

7. ASSIGNMENT; SUBLETTING.  Subtenant will not sublet the Premises, or any portion thereof, or assign this Sublease in whole or in part, for collateral purposes or otherwise, or permit use or occupancy of the Premises, or any portion thereof, by any other person or entity without the prior written consent of Sublandlord which consent may not be unreasonably withheld, it being understood and agreed that Sublandlord shall consider a proposed sublease or assignment by applying the terms and conditions for the same as set forth in the Master Lease; and it is further understood and agreed that Sublandlord shall not be deemed to have been unreasonable in the event that Landlord withholds its consent to an assignment or sublease proposed by Subtenant.  Landlord’s consent shall be required for any assignment or sublease proposed by Subtenant.

8. REFERENCE TO MASTER LEASE; SUBORDINATION.  This Sublease is expressly subject and subordinate to all of the terms and conditions of the Master Lease, and all of the terms, provisions and covenants as contained in the Master Lease are incorporated herein by reference, except to the extent inconsistent with the express terms of this Sublease (such as the rental amounts due under this Sublease, which rental amounts are governed by the terms of this Sublease), and except as otherwise expressly set forth herein.  Subtenant hereby covenants and agrees to observe all of the terms, conditions and covenants imposed upon the Tenant under the Master Lease and to perform all of the duties and obligations imposed upon the Tenant thereunder and Sublandlord shall be empowered to enforce said terms as if it were named as the “Landlord” in the Master Lease.  To the extent any provision of this Sublease is inconsistent with any provisions of the Master Lease, this Sublease shall govern and control with respect to the relationship between Subtenant and Sublandlord; provided, however, this Sublease’s silence on an issue which the Master Lease addresses shall not be considered an inconsistency.  In the event the Master Lease shall terminate for any reason, this Sublease shall also terminate.  Sublandlord shall not take any action or fail to take any action in connection with the subleased Premises as a result of which Subtenant would be in violation of any of the provisions of the Master Lease.  Sublandlord shall not voluntarily terminate the Master Lease except in accordance with the provisions thereof.

9. INDEMNIFICATION.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord and any of its guarantors harmless from and against any and all costs, claims, actions, damages, demands, expenses (including reasonable attorneys’ fees), injuries, judgments, liabilities, losses and suits, suffered, sustained or incurred by Sublandlord in connection with or as a result of any accident, act or omission, claim, hazard, injury, violation of any health, zoning, fire, building or safety code, ordinance or regulation, death or damage to person or property occurring in the Premises arising, directly or indirectly, in whole or part, out of the business conducted by Subtenant (or any subsubtenant or assignee of Subtenant) in the Premises, or the use or occupancy of the Premises by Subtenant (or any subsubtenant or assignee), or arising, directly or indirectly, in whole or in part, from any act or omission of Subtenant (or any subsubtenant or assignee) or its licensees, servants, agents, employees or contractors or the breach or default by Subtenant of any term, provision, covenant, or condition contained in this Agreement or the Master Lease which Subtenant, by virtue of its occupancy of the Premises or the provisions of this Sublease, is obligated to perform; except to the extent the damage is due to the gross negligence or willful misconduct of Sublandlord.

10. REPAIR AND MAINTENANCE; UTILITY COSTS; CHARGES.  Subtenant shall be responsible for, and shall maintain the Premises and shall make all repairs thereto and all maintenance thereof to keep the Premises in good order and repair in accordance with the Master Lease.  Subtenant shall be responsible to procure at its expense all permits and licenses pertaining to Subtenant’s use of the Premises; and Subtenant shall comply with all rules and regulations governing the use and occupancy of the Premises now existing or hereafter promulgated by Landlord pursuant to the Master Lease.

Throughout the Sublease Term, Subtenant agrees to pay for all:

a) Charges by public or private utilities for telephone and data networking equipment within the Premises; and, if Subtenant requires utility services not required under the Master Lease to be provided by Landlord without charge, charges for such additional utility usage within the Premises.

b) Any special services requested from time to time by Subtenant, and all sums payable, if any, (without limitation) under the Master Lease for electricity consumed in the Premises.

c) Any repairs and maintenance to the Premises in accordance with the Master Lease.

d) Any charges accrued by Subtenant as a result of Subtenant’s HVAC use outside of the Building’s normal operating hours, which charges shall be determined by Landlord per the Master Lease.

The foregoing list is not intended to be exhaustive of Subtenant’s obligations under this Sublease.

11. PAYMENT OF RENT; LATE CHARGES AND INTEREST.  Subtenant shall timely pay or cause to be paid to Sublandlord the Rent payable under this Sublease in order that Sublandlord may timely pay the Base Rent as Tenant to Landlord under the Master Lease.  To the extent Subtenant has not made any payments due hereunder within five (5) days after said amount is due, Subtenant shall pay to Sublandlord late charges and interest per the terms of the Master Lease.  The provisions of this section shall in no way relieve Subtenant of the obligation to make all required payments when due, nor shall these provisions in any way limit Sublandlord’s remedies under this Sublease. Sublandlord shall not do any act that (i) constitutes a non-monetary default under the Master Lease, (ii) causes the Master Lease to be terminated, (iii) causes Subtenant to become liable for any damages, costs, claims, or penalties to Landlord, or (iv) increase the basic monthly rent or other obligations of Subtenant as Tenant under the Master Lease.  In the event Landlord provides Sublandlord a termination notice as permitted under the Master Lease, Landlord agrees that a copy of such notice shall also be delivered to Subtenant in conjunction with delivery to Sublandlord or within three (3) business days thereafter.

12. USE; QUIET ENJOYMENT.  The Premises may be used and occupied solely for general office purposes permitted by the Master Lease and for no other purpose without the prior written consent of Sublandlord.  Subtenant agrees that the Premises will not be used at any time for the storage or distribution of any hazardous materials or substances, or for any other purpose which violates any federal, state or local environmental statute, ordinance or regulation.  Sublandlord makes no representation, express or implied, with respect to the condition or fitness of the Premises for any particular purpose.

13. ALTERATIONS; IMPROVEMENTS. Subtenant will not make any alterations or improvements to the Premises, or any portion thereof without: (i) the prior written consent of Sublandlord in each instance being first obtained, which consent may not be unreasonably withheld by Sublandlord, and (ii) complying with the provisions of the Master Lease relating to alterations and improvements.  Landlord’s prior written consent shall be obtained for any alteration that requires Landlord’s consent under the Master Lease and Sublandlord shall not be deemed to have been unreasonable if Landlord withholds its consent.  Further, Sublandlord may withhold its consent if Landlord requires the removal of such alteration prior to or after the expiration of the term of the Master Lease unless Subtenant agrees to such removal as a condition of Sublandlord’s consent.  Sublandlord shall be entitled to all of the rights afforded Landlord under the Master Lease with respect to such alterations and improvements without diminishing any of the rights of Landlord thereunder.

14. INSURANCE.  During the term of this Sublease, at Subtenant’s expense, Subtenant agrees to maintain a policy of (i) commercial general liability insurance with combined limits of $1,000,000 per occurance/$2,000,000 aggregate for injuries to or death of persons and/or property damage occurring in, or about the Premises or the Complex; (ii) fire and property damage insurance insuring the personal property, inventory, trade fixtures and leasehold improvements within the Premises for the full replacement value thereof.  The proceeds from any of such policies shall be used for the repair or replacement of such items so insured; and (iii) workers compensation insurance and any other employee benefit insurance sufficient to comply with all applicable laws, if any. Landlord and Sublandlord shall be named as additional insureds, as their interests may appear.  Within ten (10) days after the date this Sublease has been fully executed and delivered, Subtenant shall deliver to Sublandlord a certificate of insurance evidencing the existence of such insurance.  At least thirty (30) days before any insurance policy shall expire, Subtenant shall deliver to Sublandlord replacement certificates of insurance together with receipted bills therefore as aforesaid. All insurance shall be primary, non-contributory and shall have a waiver of subrogation in favor of the Sublandlord.

15. WAIVER OF CLAIMS.  Sublandlord and Subtenant hereby mutually release each other from any and all liabilities for any loss or damage caused to their respective property by casualty, even if such casualty shall be brought about by the fault or negligence of Sublandlord or Subtenant, respectively, or any persons claiming under them, provided, however, that said waivers do not adversely affect the insurance coverages required to be maintained under the Master Lease or this Sublease or otherwise maintained by a Party and any additional costs for insurance waivers shall be paid by the Party for whose benefit said waiver is obtained.

Notwithstanding anything herein to the contrary, Sublandlord and Subtenant each hereby releases the other, and Subtenant hereby also releases Landlord, and Landlord, by granting its consent to this Sublease, also hereby releases Subtenant, from any and all liability or responsibility to the party granting such release (a “Releasing Party”) and anyone claiming by, through or under the Releasing Party by way of subrogation or otherwise, for loss or damage to the property of the Releasing Party, even if the loss or damage shall have been caused by the fault or negligence of the other party, or anyone for who such party may be responsible, to the extent such loss or damages is covered by any insurance policy required to be carried by Subtenant, Sublandlord, or Landlord, pursuant to the terms of this Sublease or the Master Lease.

16. DEFAULT.  It shall be a default on the part of Subtenant under this Sublease if (i) Subtenant shall fail to make timely payment of Rent hereunder, or (ii) Subtenant shall fail to fulfill any of its other obligations, covenants and agreements set forth herein or under the Master Lease.  Upon the occurrence of an default, Sublandlord shall have all the rights and remedies with respect to such default as are provided to Landlord under the Master Lease for default by Tenant thereunder.  Sublandlord shall have the right, but shall not be obligated, to cure any breach or default by Subtenant under this Sublease or the Master Lease, and any and all costs incurred by Sublandlord in connection with the curing of any such breach or default shall become due and payable to Sublandlord within five (5) days after written demand to Subtenant therefore.

The right to enter any judgment for possession against Subtenant herein granted may be exercised on behalf of any assignee of the Sublandlord in his, her or their name and shall also be exercisable as often as there is default on the part of the Subtenant and a resultant termination of this Lease, not being exhausted by one or more exercises thereof.

17. SURRENDER.  Upon expiration of the Sublease Term, or if, at any time prior to expiration of the Sublease Term, this Sublease shall be terminated as a result of Subtenant’s default hereunder or otherwise, Subtenant shall immediately quit and surrender up to Sublandlord possession of the Premises, in a broom-clean condition and in good order and repair, ordinary wear and tear excepted, and Subtenant shall remove all of its personal property therefore, subject to the terms of the Master Lease, including, without limitation, Paragraph 8 thereof.  If such removal shall injure or damage the Premises, Subtenant, at its expense, agrees to make repairs needed as a result of the installation and subsequent removal in good and workmanlike fashion.  All alterations, additions and improvements made by or on behalf of Subtenant, and not otherwise removed by Subtenant, shall at Sublandlord’s election become Sublandlord’s property without compensation, allowance or credit to Subtenant. Subtenant agrees to indemnify and save Sublandlord harmless from and against any and all loss, cost, expense or liability (including reasonable attorneys’ fees) resulting from the failure of, or the delay by, Subtenant in surrendering the premises on or before the expiration date, including, without limitation, any claims made by Landlord or any succeeding Subtenant due to, or arising from, such failure or delay.

18. BROKERAGE COMMISSION.  Upon execution of this Sublease, Sublandlord shall be obligated to pay a brokerage commission to Subtenant’s broker, CT/BT Commercial, equal to $1.50 per rentable square foot, which shall be payable (i) 50% on the date of execution of this Sublease, and (ii) 50% upon Subtenant’s occupancy of the Premises.

19. PARKING.  During the term, Subtenant shall be entitled to its pro rata share of Sublandlord’s parking allotment at no additional charge.

20. SIGNAGE.                      Sublandlord and Subtenant shall reasonably work together to determine the lobby signage options available under the Master Lease or any other applicable law, rule or regulation.  Sublandlord shall permit Subtenant to install mutually agreeable signage to be determined in the ground floor lobby, as well as the elevator lobby area of the Premises, subject to any requirements and limitations under the Master Lease, including any required approvals from Landlord.

21. FURNITURE, FIXTURES & EQUIPMENT.  Subtenant shall have access to all office and conference room furniture, workstations, chairs and tables located within the Premises for Subtenant’s exclusive use throughout the Sublease Term at no additional cost.  Attached hereto as Exhibit C, and incorporated herein by this reference, is a list of all such furniture, fixtures and equipment that Subtenant has a right to use (“Included FF&E”).  Any item not included in Exhibit C shall remain the property of Sublandlord and Subtenant shall have no rights with respect thereto.  For the avoidance of doubt, Subtenant shall not have access to any projectors, televisions, phones or other related equipment.  Subtenant shall be responsible for all damage or loss to any of the Included FF&E, ordinary wear and tear excepted.  Subtenant reserves the right to remove and reconfigure cubicles and will be responsible for the restoration of any removal or reconfiguration of said cubicles at the expiration or earlier termination of this Sublease.

22. NOTICES.  Any notice required or permitted to be given by either party to the other pursuant to this Sublease (a Notice) shall be in writing, addressed to the party at the following address(es):

If to Sublandlord:
Webroot Inc.
385 Interlocken Crescent, Suite 800
Broomfield, CO 80021
Attn:  Legal Department

If to Subtenant:
Avistar Communications Corporation
1855 S. Grant Street, 4th Floor
San Mateo, CA  94402
Attn: Deb Laudo, Manager, HR & Administrative Services

All such Notices shall be deemed to have been given when delivered and receipted by the party to whom addressed, in the case of personal delivery, or three (3) days after the day so mailed or one (1) day after delivery to the overnight delivery service.  Either party may, by notice as aforesaid, designate a different address or addresses for Notices intended for it.

23. MISCELLANEOUS.

a)   This Sublease constitutes the entire agreement of the Parties relative to the subject matter hereof, and all prior negotiations, conversations, representations, agreements and understandings are specifically merged herein and superseded hereby.  This Sublease may be modified only by a written instrument executed by the Parties hereto.  This Sublease is the result of the prior negotiations, conversations, representations, agreements and understandings of the Parties and is to be construed as the jointly prepared product of the Parties.

b) The terms and provisions of this Sublease shall inure to the benefit of and be binding upon the Parties and their respective successors, representatives and assigns (subject to the provisions of this Sublease).

c) The guarantors of the Master Lease (if any) shall be considered third party beneficiaries of this Sublease to the extent their interests may be affected by a breach of this Sublease.

d) Time is of the essence of this Sublease.

e) This Sublease shall be construed in accordance with and governed by the laws of the State of California.

f) The paragraph headings used in this Sublease have been inserted for convenience and reference only and should not be construed to limit or restrict the terms and provisions, covenants and conditions hereof.

g) If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each remaining term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

h) Whenever any provision of this Sublease requires the consent or approval of Sublandlord, Sublandlord shall not be deemed to unreasonably withhold its consent or approval if the prior consent or approval of Landlord is required under the Master Lease and Sublandlord is unable to obtain such consent or approval of Landlord without the acceptance by Sublandlord of additional liabilities or obligations or the payment of money by Sublandlord.

i) Any and all indemnifications and obligations of Subtenant and Sublandlord pursuant to this Sublease, including, but not limited to, those described in this Sublease, to the extent such obligations arise, commence, are created or occur during the Sublease Term, shall survive the termination of this Sublease.

j) All payments of Rent and other amounts due under this Sublease shall be made by Subtenant without offset or other deduction.

k) Subtenant shall not, under any circumstances, have the power to subject the Premises to any mechanics’ or materialmen’s liens or other liens of any kind.

l) Subtenant represents and warrants to Sublandlord that, except as set forth in Paragraph 18 of this Sublease, no person, company or partnership, is entitled to any real estate commission, finder’s fees or the like from Subtenant arising out of this Sublease, or based on any agreement or understanding with Subtenant.  Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from any liability, cost and expense, including, but not limited to, reasonable attorneys fees, which may result from a breach of this warranty by Subtenant.

m) Within ten (10) days after Landlord or Sublandlord makes such a request, Subtenant shall deliver a written estoppel certificate, to the requesting party or its lender, it being intended that any such certificate delivered pursuant hereto may be relied upon by any party which may acquire an interest in the Premises.

n) Subtenant agrees to permit Landlord and Sublandlord, and their respective agents or other representatives, without abatement of Rent, after reasonable prior notice, to enter into and upon the Premises at all reasonable times for the purpose of examining the same, provided, however, that in no event shall Landlord or Sublandlord or their agents or representatives interfere with the conduct of Subtenant’s business at the Premises.  Subtenant shall have the right to require such inspectors to provide proper identification.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

    IN WITNESS WHEREOF, the parties have executed this Sublease as of the date set forth above.

SUBLANDLORD:
Webroot Inc.
By:	/s/John Post
Name:	John Post
Its:	VP, Finance

SUBTENANT
Avistar Communications Corporation
By:	/s/Elias MurrayMetzger
Name:	Elias MurrayMetzger
Its:	CFO

EXHIBIT A

Master Lease

(See attached.)

EXHIBIT B

Consent to Sublease

 (See attached.)

EXHIBIT C

Included FF&E

 (See attached.)

4th Floor Inventory List

Conference Room Tables: 3

Conference Room Chairs: 29

Desk Chairs: 70

Visitor Chairs: 85

Number of Offices: 11

Number of Cubicles: 61